Exhibit 99.1

FOR IMMEDIATE RELEASE

Korn Ferry Appoints New Leaders

LOS ANGELES, CA – July 19, 2023 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced that it has appointed Jeanne MacDonald as Chief Executive Officer, Recruitment Process Outsourcing (RPO) and Mathias Herzog will assume leadership of the firm’s Digital Solution.

“Jeanne and Mathias are proven executives, and we are thrilled to have people of their caliber lead these offerings,” said Gary D. Burnison, CEO, Korn Ferry. “Jeanne is the natural choice to lead RPO after years of overseeing Global RPO Solutions and playing a fundamental role in the business’s commercial and financial success. Mathias brings in-depth consulting and technology expertise that will help further the digitization of our offerings and intellectual property to drive superior client performance. With Jeanne and Mathias, we are confident that our RPO and Digital solutions will continue to evolve and thrive.”

Ms. MacDonald said, “I am thrilled to take on this role at such an exciting time for Korn Ferry and our clients. The global business landscape is changing at an ever-faster pace, and the process of finding and hiring the right people to drive strategy and achieve goals has never been more important.”

“Korn Ferry is at the forefront of the latest wave of innovation,” said Mr. Herzog. “I could not be more excited to work with such a talented team to leverage our proprietary intellectual property, data and digital products for individual and organizational success.”

About Jeanne MacDonald

Jeanne MacDonald joined Korn Ferry in 1998 and most recently served as President, Global RPO Solutions, where she was responsible for oversight of Korn Ferry’s RPO businesses. She has worked in a variety of roles at Korn Ferry including Senior Recruiter, Business Development Director for North America prior to moving into various leadership positions within the firm. She holds a bachelor’s degree with majors in both International Relations and French from the University of Virginia.

About Mathias Herzog

Mathias Herzog joined Korn Ferry in 2023 and currently serves as President of the Global Technology, Communications, Media and Professional Services Practice. Prior to joining Korn Ferry, he served in several executive-level roles focused on corporate strategy, business operations and GTM / Sales. He has held executive positions at Salesforce and Automation Anywhere and was a partner at multiple consulting firms. Mr. Herzog studied International Business at Reutlingen University (Germany) and holds an MBA from Georgetown University.

About Korn Ferry

Korn Ferry is a global organizational consulting firm. We work with our clients to design optimal organization structures, roles, and responsibilities. We help them hire the right people and advise them on how to reward and motivate their workforce while developing professionals as they navigate and advance their careers.

Forward-Looking Statements

Statements in this press release that relate to Korn Ferry’s goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “continue”, “expects”, “anticipates”, “may”, “should”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry, including global and local political and economic developments, demand fluctuations, and those risks and uncertainties included in Korn Ferry’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Contacts

Investor Relations: Tiffany Louder, (214) 310-8407

Media: Dan Gugler, (310) 226-2645